Imprimis Pharmaceuticals Announces Third Quarter 2017 Results

San Diego, CA – November 14, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today reported financial results for the third quarter 2017.

Third Quarter 2017 and Recent Financial Highlights:

●	Gross ophthalmology-related revenue of $4.9 million, up over 60% year-over-year
●	503B revenue up to $2.6M for the quarter, up 14% quarter-over-quarter
●	Average 503B order exceeded $1,300 for the quarter
●	503B gross margin exceeded internal target of 60%
●	Revenue of $6.5 million, up 34% year-over-year
●	Adjusted EBITDA loss of $1.6 million, a 45% improvement year-over-year

Mark L. Baum, CEO of Imprimis stated, “We continued to narrow our Adjusted EBITDA loss on a quarter-over-quarter basis, even with the third quarter historically being our slowest from a revenue standpoint. We expect the narrowing of our Adjusted EBITDA loss to continue going forward and to reach profitability in the near future. We now estimate only 19% growth is needed from our sales levels during the month of October to reach break-even. I believe this is attainable based on our historical revenue growth of 19% between the third and fourth quarters last year. Adding to our opportunity to reach profitability in the near term is the momentum we see in our Simple Drops program, the launch of our new cyclosporine-based Dry Eye Disease formulations and the record number of new account leads we have following the most successful American Academy of Ophthalmology meeting in our company’s history.”

Baum concluded, “We continue to focus on our ophthalmology business, making our formulary more compelling and investing in production efficiency, inventory management and other systems that will serve us well over the longer term. Also, growth from our expanding ophthalmology surgical offerings and momentum from our new glaucoma and dry eye formulations, support my belief that we are at the beginning of what should be a multi-year growth cycle.”

Recent Commercialization and Corporate Developments

●	Simple Drops™ glaucoma formulations continued to gain momentum, with refill rates in excess of 95%.
●	Began dispensing patent-pending Klarity + cyclosporine formulations, which target a market of 4 million existing annual prescriptions for a dramatically underserved dry eye disease patient population.
●	Exceeded our goals at the recently concluded American Academy of Ophthalmology meeting by capturing a company record of over 400 new product request leads.
●	Received first patent for our Dropless Therapy® formulations from the Australian Patent Office.
●	June 2017 spin-off, Eton Pharmaceuticals, made significant development progress with its branded 505(b)(2) and DESI drug development programs.
●	Launched Surface Pharmaceuticals, Inc., focused on 505(b)(2) development of branded, ocular surface disease treatments, with three proprietary drug candidates with up to five indications.

Current Studies of Imprimis Ophthalmic Formulations:

●	An investigator initiated study of our patent-pending Simple Drops™ glaucoma formulations is ongoing. The study is evaluating 75 patients, with each patient being followed for six months after beginning a Simple Drops formulation regimen. The primary endpoint is a comparison of historical intraocular pressure before and after use of Simple Drops formulations. The secondary endpoint is a patient satisfaction measure. The study is expected to be completed by the end of 2017 with results reported during 2018.

●	An investigator initiated study of our patent-pending oral Omega 3 and low dose Doxycycline formulation is underway at sites in Texas, Georgia and Nevada to investigate improvements of the signs and symptoms of refractory dry eye disease. The target patient populations consist of individuals with existing systemic diseases (high blood pressure, MS, autoimmune diseases, etc.). Enrolled patients have generally utilized most to all available therapies. Data is being collected through validated subjective, including in certain cases, objective measures. Presentation of results of this evaluation are expected during 2018.

Financial Summary:

Selected highlights regarding operating results for the three and nine months ended September 30, 2017 and for the same periods in 2016 are as follows (in thousands, except per share data):

	For the three months ended September 30, 2017	For the three months ended September 30, 2016
Total Revenues	$6,483	$4,861
Cost of Sales	(3,403)	(2,339)
Gross Profit	3,080	2,522
Selling & Marketing Expenses	(1,288)	(1,797)
General & Administrative Expenses	(4,493)	(5,018)
Research & Development Expenses	(63)	(16)
Other Income (Expense), net	(2,928)	459
Net (Loss)	$(5,692)	$(3,850)
Net (Loss) per Common Share, Basic and Diluted	$(0.28)	$(0.29)

	For the nine months ended September 30, 2017	For the nine months ended September 30, 2016
Total Revenues	$19,437	$14,149
Cost of Sales	(10,048)	(6,760)
Gross Profit	9,389	7,389
Selling & Marketing Expenses	(5,727)	(5,967)
General & Administrative Expenses	(13,350)	(13,355)
Research & Development Expenses	(324)	(138)
Other Income (Expense), net	798	(914)
Net Loss	$(9,214)	$(12,985)
Net Loss per Common Share	$(0.47)	$(1.05)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended September 30, 2017 (in thousands):

For the three months ended September 30, 2017
Net Loss	$(5,692)
Stock-based compensation	648
Interest expense, net	793
Taxes	(28)
Depreciation	382
Amortization of intangible assets	91
Early extinguishment of debt	884
Investment loss from Eton Pharmaceuticals	1,237
Other expenses/loss	42
Adjusted EBITDA	$(1,643)

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:15 p.m. EST (1:15 p.m. PST) to discuss the financial results and recent developments. To participate in the call, dial (877) 407-8035 for domestic callers or (201) 689-8035 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A replay of the call will be available until December 14, 2017. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Conference ID: 22220. The webcast replay will be available until February 14, 2018.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company that produces and dispenses high quality innovative medications in all 50 states. Imprimis is dedicated to patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis produces and dispenses from both California and New Jersey. Imprimis is the largest shareholder of Eton Pharmaceuticals, Inc. (www.etonpharma.com), a company it spun out in 2017. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

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858.704.4587

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